Exhibit 99.1

FIRST FINANCIAL HOLDINGS, INC.
34 Broad Street * Charleston, S.C. 29401
843-529-5933 * FAX: 843-529-5929

NEWS	NEWS	NEWS	NEWS

Contact:	Dorothy B. Wright
Vice President/Investor Relations
and Corporate Secretary
(843) 529-5931

FIRST FINANCIAL HOLDINGS, INC. ANNOUNCES
FOURTH QUARTER EARNINGS CONFERENCE CALL

Charleston, South Carolina (October 13, 2006) -- First Financial Holdings, Inc. (NASDAQ: FFCH) today announced that the company is scheduled to present financial results for the fourth quarter and fiscal year ending September 30, 2006 on Friday, October 20, 2006 at 2:00 p.m.

          A live webcast of the presentation will be available at www.firstfinancialholdings.com.

          First Financial is the thrift holding company of First Federal Savings and Loan Association of Charleston. The Association operates a total of 52 offices located in the Charleston Metropolitan area, Horry, Georgetown, Florence and Beaufort counties in South Carolina and Brunswick County in coastal North Carolina. The Company also provides insurance, brokerage and trust services through First Southeast Insurance Services, The Kimbrell Insurance Group, First Southeast Investor Services and First Southeast Fiduciary and Trust Services.